Exhibit 5.1
[Goodwin Procter Letterhead]

June 24, 2008
Evergreen Solar, Inc.
138 Bartlett Street
Marlboro, Massachusetts 01752
     Re:      Securities Being Registered under Registration Statement on Form S-3
Ladies and Gentlemen:
     This opinion letter is furnished to you in connection with your filing of a Registration Statement on Form S-3 (as amended or supplemented, the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of (i) debt securities (the “Debt Securities”) of Evergreen Solar, Inc., a Delaware corporation (the “Company”), (ii) common stock, par value $0.01 per share, of the Company (the “Common Stock”), (iii) preferred stock, par value $0.01 per share, of the Company (the “Preferred Stock”), which may be issued as such or in the form of depositary shares (the “Depositary Shares”) evidenced by depositary receipts issued against deposit of shares of Preferred Stock pursuant to a deposit agreement to be entered into between the Company and a bank or trust company selected by the Company (the “Depositary”), (iv) warrants to purchase Common Stock or Preferred Stock (the “Warrants”) and (v) units comprised of shares of common stock, shares of preferred stock, warrants and other securities of the Company in any combination (the “Units”). The Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Warrants and Units are referred to collectively herein as the “Securities.” Securities may be issued in an unspecified principal amount (with respect to Debt Securities) or in an unspecified number (with respect to Common Stock, Preferred Stock, Depositary Shares, Warrants or Units). Common Stock, Preferred Stock or Depositary Shares may be issuable upon conversion of Debt Securities, upon conversion of shares of Preferred Stock or upon exercise of Warrants. The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more prospectus supplements (each a “Prospectus Supplement”) to the prospectus contained in the Registration Statement.
     We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions expressed below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, on certificates of officers of the Company.
     The opinions expressed below are limited to the Delaware General Corporation Law (the “Delaware Statute”) (which includes applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the Delaware Statute and the Delaware Constitution).

Evergreen Solar, Inc.
June 24, 2008

Without limiting the generality of the foregoing, we express no opinion with respect to (i) state securities or “Blue Sky” laws, or (ii) state or federal antitrust laws.
     For purposes of the opinions expressed in paragraphs 1(B), 3(B), 4(B) and 5(B) below, without limiting any other exceptions or qualifications set forth herein, we have assumed that after the issuance of the Common Stock offered pursuant to the Registration Statement, the total number of issued shares of Common Stock, together with the total number of shares of Common Stock reserved for issuance upon the exercise or conversion, as the case may be, of any exercisable or convertible security, as the case may be, then outstanding, will not exceed the total number of authorized shares of Common Stock under the Company’s certificate of incorporation, as amended and then in effect.
     For purposes of the opinions expressed in paragraphs 1(B), 3(B), 4(B) and 5(B) below, without limiting any other exceptions or qualifications set forth herein, we have assumed that after the issuance of the Preferred Stock offered pursuant to the Registration Statement, the total number of issued shares of Preferred Stock, together with the total number of shares of Preferred Stock reserved for issuance upon the exercise or conversion, as the case may be, of any exercisable or convertible security, as the case may be, then outstanding, will not exceed the total number of authorized shares of Preferred Stock under the Company’s Certificate of Incorporation, as amended and then in effect.
     Based upon the foregoing, and subject to the additional qualifications set forth below, we are of the opinion that:
(1)	when (i) specifically authorized for issuance by the Company’s Board of Directors or a duly authorized committee thereof (the “Debt Securities Authorizing Resolution”), (ii) the Registration Statement has become effective under the Securities Act, (iii) the applicable indenture relating to the Debt Securities has been duly authorized, executed and delivered by the Company and by the trustee thereunder, (iv) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the applicable indenture so as not to violate any law or result in any default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company (v) the Debt Securities have been duly executed and authenticated in accordance with the applicable indenture and (vi) the Debt Securities have been issued as contemplated in the Registration Statement and a Prospectus Supplement that is consistent with the Debt Securities Authorizing Resolution against receipt by the Company of the consideration therefor provided in the Debt Securities Authorizing Resolution, then (A) the Debt Securities will constitute valid and legally binding obligations of the Company and (B) if the Debt Securities are convertible into Common Stock, Preferred Stock or

Evergreen Solar, Inc.
June 24, 2008

Depositary Shares, the Common Stock, Preferred Stock and Depositary Shares, if and when issued upon conversion of the Debt Securities, as the case may be, will be validly issued, fully paid and nonassessable;

(2)	when (i) specifically authorized for issuance by the Company’s Board of Directors or a duly authorized committee thereof (the “Common Stock Authorizing Resolution”), (ii) the Registration Statement has become effective under the Securities Act and (iii) shares of Common Stock have been issued as contemplated in the Registration Statement and a Prospectus Supplement that is consistent with the Common Stock Authorizing Resolution against receipt by the Company of the consideration therefor provided in the Common Stock Authorizing Resolution (which consideration is not less than par value), such shares of Common Stock will be validly issued, fully paid and nonassessable;

(3)	when (i) specifically authorized for issuance by the Company’s Board of Directors or a duly authorized committee thereof (the “Preferred Stock Authorizing Resolution”), (ii) the Registration Statement has become effective under the Securities Act and (iii) shares of Preferred Stock have been issued as contemplated in the Registration Statement and a Prospectus Supplement that is consistent with the Preferred Stock Authorizing Resolution against receipt by the Company of the consideration therefor provided for in the Preferred Stock Authorizing Resolution (which consideration is not less than par value), then (A) the Preferred Stock will be validly issued, fully paid and nonassessable and (B) if the Preferred Stock is convertible into Common Stock, the Common Stock, if and when duly issued upon the conversion of such Preferred Stock, will be validly issued, fully paid and nonassessable;

(4)	when (i) specifically authorized for issuance by the Company’s Board of Directors or a duly authorized committee thereof (the “Depositary Share Authorizing Resolution”), (ii) the Registration Statement has become effective under the Securities Act, (iii) the terms of the depositary agreement under which the Depositary Shares are to be issued have been duly established and such deposit agreement has been duly authorized, executed and delivered by the Company and the Depositary, (iv) the terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the deposit agreement, (v) the shares of Preferred Stock represented by the Depositary Shares have been duly authorized, validly issued and delivered to the Depositary, (vi) the depositary receipts evidencing the Depositary Shares have been duly executed, countersigned and issued against deposit of such shares of Preferred Stock in accordance with the deposit agreement, (viii) the Depositary Shares have been issued as contemplated in the Registration Statement and a Prospectus Supplement that is consistent with the Depositary Share Authorizing Resolution against receipt by the Company of the consideration therefor provided for in the

Evergreen Solar, Inc.
June 24, 2008

Depositary Share Authorizing Resolution, and if all of the foregoing actions are taken so as not to violate any applicable law or result in default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, then (A) the Depositary Shares will be validly issued and the depositary receipts representing such Depositary Shares will entitle the holders thereof to the rights specified in the Depositary Shares and the deposit agreement and (B) if the Depositary Shares are convertible into Common Stock, the Common Stock, if and when duly issued upon conversion of such Depositary Shares, will be validly issued, fully paid and nonassessable;

(5)	when (i) the terms of the Warrants and the applicable warrant agreement are established or authorized and the Warrants are specifically authorized for issuance by the Company’s Board of Directors or a duly authorized committee thereof (the “Warrants Authorizing Resolution”), (ii) the Registration Statement has become effective under the Securities Act, (iii) the Warrants are duly executed by the Company and all conditions for delivery of the Warrants established in the Warrants Authorizing Resolution have been met and (iv) the Warrants are delivered by the Company as contemplated in the Registration Statement and a Prospectus Supplement that is consistent with the Warrants Authorizing Resolution against receipt by the Company of the consideration therefor provided for in the Warrants Authorizing Resolution, then (A) the Warrants will be binding obligations of the Company and (B) the Common Stock or Preferred Stock issuable upon exercise of the Warrants, assuming receipt by the Company of the consideration payable by the holders of the Warrants upon exercise thereof as provided in the Warrants and the applicable warrant agreement, the Common Stock or Preferred Stock, as applicable, if and when duly issued upon such exercise, will be validly issued, fully paid and nonassessable; and

(6)	when (i) specifically authorized for issuance by the Company’s Board of Directors or a duly authorized committee thereof (the “Units Authorizing Resolution”), (ii) the Registration Statement has become effective under the Securities Act and (iii) Units have been issued as contemplated in the Registration Statement and a Prospectus Supplement that is consistent with the Units Authorizing Resolution against receipt by the Company of the consideration therefor provided in the Units Authorizing Resolution, such shares of Units will be validly issued, fully paid and nonassessable.
     The opinions expressed above, as they relate to the Debt Securities, Depositary Shares, Warrants and any Units that include any of the foregoing, are subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity.

Evergreen Solar, Inc.
June 24, 2008

     This opinion letter and the opinions it contains shall be interpreted in accordance with the Legal Opinion Principles issued by the Committee on Legal Opinions of the American Bar Association’s Business Law Section as published in 53 Business Lawyer 831 (May 1998).
     We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,
/s/ Goodwin Procter LLP

GOODWIN PROCTER LLP